UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 12, 2007
Date of Report (Date of earliest event reported)

URANERZ ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	000-50180	98-0365605
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

Suite 1410 - 800 West Pender Street
Vancouver, British Columbia Canada	V6C 2V6
(Address of principal executive offices)	(Zip Code)

604-689-1659
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 Other Events

Item 8.01

Uranerz Energy Corporation announces the acquisition of an additional 349 federal lode mining claims located in the Powder River Basin of Wyoming. These 349 new claims are in addition to the recent press release of May 18, 2007 announcing the staking of 222 new claims, and adjoin or are in close proximity to the previously announced claims. Known chemical oxidation-reduction (roll) front systems are present on many of the claims and it is planned that these systems will be further defined as drilling rig time allows. In Wyoming, Sandstone-hosted uranium deposits typically occur along these chemical oxidation-reduction roll fronts.

The acquisitions and claim staking activities of the last few months more than double the land position held by Uranerz Energy in the Powder River Basin, with most properties being located in what is known as the Pumpkin Buttes uranium mining district.

Uranium was first discovered in Wyoming in 1949 and in the Pumpkin Buttes area shortly thereafter. The Pumpkin Buttes mining district was the first commercial uranium production region in the State. Since 1957, Wyoming mines have produced over 213 million pounds of uranium. The energy contained in one pound of uranium is equivalent to 31 barrels of fuel oil or 10 tons of coal, so the total energy produced from Wyoming uranium is equivalent to over 6.6 billion barrels of fuel oil or 2.1 billion tons of coal. Wyoming leads the United States in uranium production, with present uranium production all from in-situ recovery (“ISR”) facilities in the Powder River Basin.

With these additional claims our present land position in Wyoming is approximately 40,700 acres -comprised of federal lode mineral claims, State of Wyoming mineral leases and private fee mining leases. As additional data are developed, supplementary land acquisition programs may be conducted to secure other high potential properties for future mineralization delineation and possible ISR uranium production.

Uranerz Energy Corporation has expertise in ISR uranium mining and holds a number of properties in Wyoming with uranium-mineralized sandstone. Several of the Powder River Basin uranium properties are advanced, and the Company has initiated environmental licensing and mine planning for the development of two of these properties, the Hank and Nichols Ranch projects.

Section 9- Financial Statements and Exhibits

Item 9.01 – Financial Statements and Exhibits

99.1	News release dated June 12, 2007

End

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URANERZ ENERGY CORPORATION

DATE: June 13, 2007	By:	“Dennis L Higgs”
DENNIS L. HIGGS
CHAIRMAN